                                                                     EXHIBIT 4.2

                            AUTO-BY-TEL CORPORATION





                ------------------------------------------------

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                          DATED AS OF JANUARY 30, 1997


                ------------------------------------------------

                               TABLE OF CONTENTS
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                                                                       PAGE
                                                                       ----

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ARTICLE 1 - Definitions.................................................   1

ARTICLE 2 - Requested Registration......................................   2

  2.1   Request for Registration........................................   2
  2.2   Underwriting....................................................   3

ARTICLE 3 - Company Registration........................................   4

  3.1   Notice of Registration to Holders...............................   4
  3.2   Underwriting....................................................   5

ARTICLE 4 - Registration on Form S-3....................................   5

  4.1   Request for S-3 Registration....................................   5
  4.2   Underwriting....................................................   6

ARTICLE 5 - Expenses of Registration....................................   7

ARTICLE 6 - Registration Procedures.....................................   7

  6.1   Filings; Information............................................   7

ARTICLE 7 - Indemnification.............................................  11

ARTICLE 8 - Lockup Agreement............................................  13

ARTICLE 9 - Information by Holder.......................................  13

ARTICLE 10 - Rule 144 Reporting.........................................  14

ARTICLE 11 - Co-Sale Rights; Drag-Along Rights..........................  14

  11.1  Co-Sale Rights..................................................  14
  11.2  Drag-Along Rights...............................................  15
  11.3  Compliance......................................................  16
  11.4  Improper Transfers Ineffective..................................  16
  11.5  No Transfer to Competitors......................................  16
  11.6  Transfer of Registration Rights.................................  16
  11.7  Legends.........................................................  16
  11.8  Termination of Rights...........................................  17
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                                      -i-

                               TABLE OF CONTENTS
                                  (continued)
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ARTICLE 12 - Termination of Registration Rights.........................  17

ARTICLE 13 - Limitations on Registration Rights Granted to
             Other Securities...........................................  17

ARTICLE 14 - Miscellaneous..............................................  18

  14.1  Waivers and Amendments..........................................  18
  14.2  Governing Law...................................................  18
  14.3  Successors and Assigns..........................................  18
  14.4  Entire Agreement................................................  18
  14.5  Notices.........................................................  18
  14.6  Severability....................................................  19
  14.7  Titles and Subtitles............................................  19
  14.8  Counterparts....................................................  19

ARTICLE 15 - Aggregation................................................  19

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     This Amended and Restated Investors' Rights Agreement (the "Agreement") is made and entered into as of January 30, 1997 by and among Auto-By-Tel Corporation, a Delaware corporation (the "Company"), the undersigned holders of the capital stock of the Company ("Holders"), and those other persons and entities who have or shall have executed this Agreement and whose names appear on the Schedule of Investors' Rights Holders attached hereto as Exhibit A, as
                                                                ---------
such Schedule may be amended from time to time pursuant to Section 13 hereof.


                                   RECITALS

     A. The Company has issued and sold shares of its Series A Preferred Stock to the persons and entities whose names appear on the Schedule of Investors' Rights Holders attached as Exhibit A hereto under the caption "Series A
                           ---------
Investors," and in consideration thereof, has granted to the Series A Investors and certain other stockholders certain rights pursuant to an Investors' Rights Agreement dated as of August 23, 1996 (the "August 1996 Agreement").

     B. In connection with the Company's sale of Series B Preferred Stock to the investors whose names appear on Exhibit A hereto under the caption "Series B
                                    ---------
Investors" (the "Series B Investors"), the parties to the August 1996 Agreement desire to amend and restate such agreement. The parties to the August 1996 Agreement also wish to add the Series B Investors as parties to this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereto agree to amend and restate the August 1996 Agreement as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     As used herein, the following terms shall have the following respective meanings:

     1.1  "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

     1.2  "Executive Stockholders" shall mean John Bedrosian, Robert Grimes and
          -----------------------
Peter Ellis.

     1.3  "Holders" shall mean and include any person or persons who have
           -------
executed this Agreement and whose names appear on the Schedule of Investors' Rights Holders or who shall, pursuant to Article 13 hereof, become parties hereto, and any qualifying transferees under Article 11 hereof who hold Registrable Securities.

     1.4  "Initiating Holders" shall mean any Holder or Holders (exclusive of
           ------------------
John Bedrosian, Robert Grimes and Peter Ellis) who in the aggregate own at least 40% of the Registrable Securities (exclusive of shares held by John Bedrosian, Robert Grimes and Peter Ellis) which have not been previously resold to the public in a registered public offering.

     1.5  "Initial Public Offering" shall mean the closing of a firm commitment
           -----------------------
underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of common stock of the Company (the "Common Stock") to the public at an aggregate offering price to the public of at least thirty million dollars ($30,000,000) at a per share price of not less than nine dollars ($9.00) per share.

     1.6  The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     1.7  "Registrable Securities" means shares of (i) any and all Common Stock
           ----------------------
of the Company issued or issuable to John Bedrosian, Peter Ellis or Robert Grimes, and (ii) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series A Preferred Stock or Series B Preferred Stock of the Company.

     1.8  "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Articles 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, listing fees, fees and disbursements of legal counsel for the Company, fees and disbursements of separate legal counsel for the Holders (up to a maximum of $10,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     1.9  "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


                                   ARTICLE 2

                            Requested Registration
                            ----------------------

     2.1  Request for Registration.  In case the Company shall receive from the
          ------------------------
Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

          (a) within ten (10) days after its receipt thereof give written notice of the proposed registration to all other Holders; and

          (b) as soon as practicable, use its best efforts to effect such registration (including, without limitation, preparation of a registration statement and prospectus complying as to form with the requirements of the Securities Act, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect such registration pursuant to this
Section 2.1 under the following circumstances:

               (1) Prior to the earlier of (i) July 1, 1998, or (ii) one year following the effective date of the Company's Initial Public Offering; or

               (2) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration; or

               (3) After the Company has effected two such registrations pursuant to this Subsection 2.1(b) and such registrations have been declared or ordered effective; or

               (4) If the Registrable Securities to be registered have an anticipated offering price to the public of less than $30,000,000.

Subject to the foregoing clauses (1) through (4), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as possible, but in any event, within ninety (90) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it has been determined that (i) such a filing would adversely affect any proposed financing or acquisition by the Company, or (ii) such a filing would otherwise represent undue hardship for or would impose undue potential liability on the Company, the Company shall be entitled to delay the filing of such registration statement for an additional period up to one hundred twenty (120) days after receipt of the request of the Initiating Holders.

     2.2  Underwriting.  If the Initiating Holders intend to distribute the
          ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 2.1 and the Company shall include such information in the written notice referred to in Subsection 2.1(a). The right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

          (a) The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, provided, however, that the managing underwriter shall be of nationally recognized standing and must be approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders.

          (b) If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn by a Holder of Registrable Securities from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company and other holders of the Company's Common Stock may include securities for its (or their) own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited by the underwriter and the proposed price at which the securities will be offered to the public is not reduced.

          (c)  Inclusion of Shares by Company.  If the managing underwriter has
               ------------------------------
not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by Initiating Holders which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Initiating Holders. In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.


                                   ARTICLE 3

                             Company Registration
                             --------------------

     3.1  Notice of Registration to Holders.  If at any time or from time to
          ---------------------------------
time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

          (a)  give to each Holder 20 days' prior written notice thereof; and

          (b) include in such registration (and any related qualification under blue sky laws or other compliance requirements), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders.

     3.2  Underwriting.  If the registration of which the Company gives notice
          ------------
is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of any Holder to registration pursuant to this
Article 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

     Notwithstanding any other provision of this Article 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may (i) in the case of the Company's Initial Public Offering, exclude some or all Registrable Securities; provided, however, that no Registrable Securities may be excluded if any securities other than Registrable Securities are included and (ii) in the case of any other offering, reduce the number of Registrable Securities proposed to be registered to not less than 25% of the total shares originally proposed to be underwritten. The Company shall so advise all Holders and all the other holders distributing their securities through such underwriting of such exclusions or reductions, and (subject to the foregoing sentence) the number of Registrable Securities held by Holders that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but the Holder shall continue to be bound by Article 8 hereof.


                                   ARTICLE 4

                           Registration on Form S-3
                           ------------------------

     4.1  Request for S-3 Registration.  The Company shall use its best efforts
          ----------------------------
to qualify for registration on Form S-3 or any successor form to Form S-3.
After the Company has qualified for the use of Form S-3, Holders of the outstanding Registrable Securities shall have the right to request two registrations on Form S-3. The number of shares of Registrable Securities that may be included on the Form S-3 shall be allocated among all Holders in proportion to the respective amounts of Registrable Securities entitled to inclusion in such registration at the time of filing the registration statement. Notwithstanding the foregoing:

          (a) The Company shall not be required to effect a registration pursuant to this Article 4 within 180 days following the effective date of any registration statement filed pursuant to Article 2 or 3 hereof.

          (b) The Company shall not be required to effect a registration pursuant to this Article 4 unless the shares of Registrable Securities for which the Holder or Holders are requesting registration have a reasonably anticipated aggregate price to the public (before deduction of underwriting discounts and expenses) of at least $5,000,000.

          (c) The Company shall not be required to effect more than one registration pursuant to this Article 4 in any consecutive 12-month period.

     The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Article 4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 4.2 shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holders, but in any event within 90 days after receipt of the request or requests of the Initiating Holders.

     4.2  Underwriting.  If the Holders intend for the distribution of the
          ------------
Registrable Securities covered by the registration on Form S-3 to be effected by means of a firm commitment underwriting, they shall so advise the Company. In such event, the right of any Holder to registration pursuant to this Article 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

          (a) The Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by a majority in interest of the Holders requesting registration on Form S-3 and approved by the Company, which approval shall not unreasonably be withheld. Notwithstanding any other provision of this
Article 3, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriters may exclude some or all of the shares requested to be included in such registration, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

          (b) If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such

Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 4.2(b).

          (c)  Inclusion of Shares by Company.  If the managing underwriter has
               ------------------------------
not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by Holders requesting registration on Form S-3 which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Initiating Holders. In the event that the underwriters exclude some of the securities to be registered on Form S-3, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.


                                   ARTICLE 5

                           Expenses of Registration
                           ------------------------

     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Articles 2, 3 and 4 hereof shall be borne by the Company (exclusive of underwriting discounts and commissions). All underwriting discounts and commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis
                                                         --- ----
of the number of shares so registered.


                                   ARTICLE 6

                            Registration Procedures
                            -----------------------

     6.1  Filings; Information.  Whenever the Company is required to effect or
          --------------------
cause the registration of Registrable Securities pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or shorter period as is required to complete the distribution of the securities);

provided that the Company may postpone the filing of a registration statement in accordance with Section 2.1 hereof.

          (b) The Company will as expeditiously as possible prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions if the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by each Selling Holder thereof set forth in such registration statement;

          (c) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish each Holder, one counsel representing all such Holders to be selected by a majority-in-interest of such Holders, and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing within five days after delivery, and thereafter furnish to such Holders, counsel and underwriters, if any, for their review and comments such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as such Holder, counsel or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

          (d) After the filing of the registration statement, the Company will promptly notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (e) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Holder reasonably (in light of such Holder's intended plan of distribution) requests, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided that the Company will not be required to (A) qualify generally
        --------
to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

          (f) The Company will immediately notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Holder any such supplement or amendment;

          (g) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities and the Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such underwriters also be made to and for the benefit of such Holders.

          (h) The Company will make available to each Holder of such Registrable Securities (and will deliver to their counsel) and each underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that
                                                               --------
prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide to the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further that
                                                          --------  -------
if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Holder after reasonable inquiry, is not prohibited from providing such information by contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (i) The Company will furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of Registrable Securities included in such offering or the managing underwriter thereof reasonably requests;


          (j) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (k) The Company will use its best efforts (a) to cause all such Registrable Securities to be listed on a national securities exchange (if such Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (l) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (m) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided, that the Company shall not be obligated to participate in more than one such offering in any 12-month period.

     The Company may require each Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude from such registration any Holder who fails to provide such information.

     Each Holder agrees that, upon receipt of any notice from the Company of any happening of any event of the kind described in Section 6.1(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6.1(a) hereof) by the number of days during the period from and including the date of giving of notice pursuant to Section 6.1(f) hereof to the date when the Company shall make available to the Holders of the Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 6.1(f) hereof.


                                   ARTICLE 7

                                Indemnification
                                ---------------

     7.1 The Company will indemnify each Holder and each underwriter, if any, and each of their respective officers, directors, partners, representatives and agents and such Holder's legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, provided such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein, a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder and each underwriter, if any, and each of their respective officers, directors, partners, representatives and agents and such Holder's legal counsel and independent accountants, and each person controlling any such persons, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.

     7.2 Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act,
and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants, if any, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, provided such settlement is effected with the written consent of the Holder (which consent shall not be unreasonably withheld), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that notwithstanding any other provision contained herein the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

     7.3 Each party entitled to indemnification under this Article 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     7.4 If the indemnification provided for in this Article 7 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Holders from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Holders in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company and of the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Article 7 are several in proportion to the respective number of Registrable Securities they sell, and not joint.


                                   ARTICLE 8

                               Lockup Agreement
                               ----------------

     In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with the Company's Initial Public Offering, upon the request of the underwriters managing the underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as the underwriters may specify; provided, however, that (i) such Holder shall have no obligation to enter into the agreement described herein unless all executive officers and directors and holders of more than 10% of the Company's voting power of the Company enter into similar agreements, and (ii) nothing herein shall prevent any Holder that is a corporation from making a distribution of Registrable Securities to the shareholders thereof that is otherwise in compliance with applicable securities laws.


                                   ARTICLE 9

                             Information by Holder
                             ---------------------

     The Holder or Holders of Registrable Securities included in any registration shall furnish in writing to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                  ARTICLE 10

                              Rule 144 Reporting
                              ------------------

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, the Company agrees to:

     10.1 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Company's Initial Public Offering; and

     10.2 Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements); and

     10.3 So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.


                                  ARTICLE 11

                       Co-Sale Rights; Drag-Along Rights
                       ---------------------------------

     11.1  Co-Sale Rights.
           --------------

           (a) If any Executive Stockholder proposes to sell, exchange, transfer or in any other manner dispose of his Registrable Securities other than to an affiliate of such Executive Stockholder, such Executive Stockholder shall first give notice in writing (the "Co-Sale Notice") to the Company and each other Holder setting forth the terms and conditions of the proposed sale and the name and address of the proposed purchaser.

           (b) Each other Holder shall have the right, exercisable by written notice to the Executive Stockholder and the Company given within 30 days after the receipt of the Co-Sale Notice, to elect to participate in the proposed sale given. Each Holder that so notifies the Executive Stockholder and the Company shall have the right to sell an amount of Registrable Securities equal to the product obtained by multiplying (i) the total number of shares of Common Stock or Preferred Stock owned by such Holder by (ii) a fraction, the numerator of which is the aggregate number of shares of Common

Stock or Preferred Stock proposed to be purchased by the proposed purchaser and the denominator of which is the aggregate number of shares of Common Stock or Preferred Stock owned by the Executive Stockholder and all Holders electing to exercise their rights under this Section 11.1. Such purchase shall be made at the highest price per share and on the same terms and conditions specified in the Co-Sale Notice.

          (c) The closing of the proposed sale shall be held at the time and place designated by the proposed purchaser, but in any event within 30 days of the later to occur of (i) receipt of notice from each Holder as to whether he elects to participate in the proposed sale or (ii) expiration of the 15-day co-sale period if the notice has not been provided by all Holders. Each Holder participating in the proposed sale shall deliver at the closing his shares of Common Stock or Preferred Stock to the purchaser free and clear of all liens, pledges and other encumbrances and accompanied by stock transfer powers duly endorsed for transfer.

      11.2  Drag-Along Rights.
            -----------------

          (a) If at any time and from time to time after the date of this Agreement, Holders holding at least 50% of the Registrable Securities (the "Control Holders") wish to sell or exchange in a bona fide arm's-length transaction all the shares of Common Stock or Preferred Stock then owned by them, the Control Holders shall have the right (the "Drag-Along Right") to require all of the Holders to sell all of the shares of Common Stock or Preferred Stock then owned by such Shareholders for the same per share consideration, and otherwise on the same terms received by the Control Holders, to the proposed purchaser; provided, however, that no Holder shall be obligated to sell any shares of Common Stock or Preferred Stock then owned by such Holder unless such Holder shall realize an internal rate of return on such Holder's investment in the Company of at least 30%.

          (b) To exercise a Drag-Along Right, the Control Holder shall first give notice in writing (the "Drag-Along Notice") to each Holder and the Company setting forth (i) the name and address of the proposed purchaser and (ii) the proposed purchase price, terms of payment and other material terms and conditions of the proposed purchaser's offer. Each Holder shall thereafter be obligated to sell all of his shares of Common Stock or Preferred Stock subject to such Drag-Along Notice; provided, however, that no Holder shall be obligated to sell any shares of Common Stock or Preferred Stock then owned by such Holder unless such Holder shall realize an internal rate of return on such Holder's investment in the Company of at least 30%.

          (c) The closing of the proposed sale shall be held at the time and place designated by the proposed purchaser, but in any event within 30 days from receipt by all the Holders and the Company of the Drag-Along Notice. Each Holder shall deliver at the closing his shares of Common Stock or Preferred Stock to the proposed purchaser free and clear of all liens, pledges encumbrances and accompanied by stock transfer powers duly endorsed for transfer. If the sale is not consummated within such 30-day period, then no Holder shall be obligated to sell his Common Stock or Preferred Stock pursuant to that specific Drag-Along Right, but each Holder shall remain subject to the provisions of this Section 11.2.

          (d) Nothing in this Section 11.2 shall limit the Company's ability to undertake a merger or reorganization in accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation.

      11.3  Compliance.  Any sale, exchange, transfer or other disposition must
            ----------
comply with provisions of this Agreement, and the prospective transferee must agree to be bound by this Agreement and execute a counterpart hereof (and/or such further documents as may be necessary in the opinion of the Company to make it a party hereto), after which such prospective transferee shall be deemed to be a Holder for purposes of this Agreement.

      11.4  Improper Transfers Ineffective.   Any purported sale, exchange,
            ------------------------------
transfer or other disposition of shares of Common Stock or Preferred Stock which is in violation of the provisions of this Agreement shall be void and of no force and effect whatsoever, and the Company shall not record any such event on its books or treat any such transferee as the owner of such shares for any purpose.

      11.5  No Transfer to Competitors.  From the date hereof through September
            --------------------------
15, 1997, no Registrable Securities or Common Stock issued upon the conversion
thereof may be sold or transferred to a competitor of the Company.   A
"competitor" shall be any person or entity engaged in (or who has announced plans to engage in) the selling, leasing, marketing or manufacturing of automobiles, automobile financing or automobile insurance, or the provision of advisory or marketing services related thereto of the Company, or to an "affiliate" (within the meaning of Rule 144 (17 C.F.R. (S)230.144) of the rules and regulations promulgated under the Securities Act, an "Affiliate") of a Competitor. Notwithstanding the foregoing, any Holder may at any time sell, transfer, assign or otherwise dispose of any shares of Series A Preferred or Common Stock issued upon conversion of the Series A Preferred to (i) any executor, administrator of such Holder's estate, ancestors, descendants, siblings, or spouse, (ii) any Affiliate of the Holder, (iii) any other Holder or any of its affiliates, or (iv) in the case of any Holder that is a partnership, to any constituent of such Holder or any affiliate of any such constituent. Following September 15, 1997, all restrictions on transfer set forth in the first two sentences of this Section 11.5 shall be of no further force and effect.

      11.6  Transfer of Registration Rights.  The rights to cause the Company to
            -------------------------------
register securities granted to Holders under Articles 2, 3 and 4 hereof may only be assigned in connection with a Transfer of the Holder's Shares accomplished in accordance with the provisions of this Section 11. All transferees and assignees of the rights to cause the Company to register securities granted Holders under Articles 2, 3 and 4 hereof, as a condition to the transfer of such rights, shall agree in writing to be bound by the agreements set forth herein.

      11.7  Legends.  All certificates or instruments representing Transfer
            -------
Shares, whether now outstanding or subsequently issued, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to their issuance with the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, AN AGREEMENT AMONG THE COMPANY AND THE HOLDERS

          OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."


          The Company shall not transfer any of the Transfer Shares on its books without first ascertaining compliance with all of the applicable provisions of this Agreement with respect to such transfer.

      11.8  Termination of Rights.  This rights granted in this Article 11 shall
            ---------------------
terminate on the earliest of (i) the closing of the Company's Initial Public Offering, (ii) the date on which the Company first becomes subject to filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), (iii) the date on which quotations for the Common Stock of the Company are reported on the automated quotation system of the National Association of Securities Dealers, Inc. or on an equivalent quotation system or shares of the Common Stock of the Company are listed on a national securities exchange registered under the Exchange Act, and (iv) the merger or consolidation of the Company with or into any other corporation or entity, other than a wholly-owned subsidiary of the Company, or a sale of all or substantially all of the assets of the Company, as a result of which the stockholders of the Company immediately prior to such transaction hold less than 50% of the voting power of the surviving corporation.


                                   ARTICLE 12

                       Termination of Registration Rights
                       ----------------------------------

     Following the Company's Initial Public Offering, the rights granted pursuant to this Agreement shall terminate as to any Holder at such time as such Holder may sell all such Holder's shares under Rule 144, or a successor rule, in any three month period.


                                   ARTICLE 13

         Limitations on Registration Rights Granted to Other Securities
         --------------------------------------------------------------

     The parties hereto agree that additional holders may be added as parties to this Agreement with respect to any or all securities of the Company held by them; provided, however, that from and after the date of this Agreement, the Company shall not without the prior written consent of the Holders of two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the grant to such holder of registration rights superior to those granted herein. Any additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered Holders for purposes of this Agreement, and shall be added to the Schedule of Investors' Rights Holders.

                                   ARTICLE 14

                                 Miscellaneous
                                 -------------

      14.1  Waivers and Amendments.  With the written consent of the Company and
            ----------------------
the holders of two-thirds of the then outstanding Series A Preferred Stock and Series B Preferred Stock, any shares of Common Stock issued upon conversion of the Preferred Stock, and the Common Stock held by the Executive Stockholders, all voting together as a class on an as-converted basis, the obligations and rights of the Company and the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that no such waiver or amendment shall reduce the aforesaid number of shares, the Holders of which are required to consent to any waiver or amendment, without the consent of all the Holders. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to any Holders who have not previously consented thereto in writing. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought, except to the extent provided in this Section 14.1. Notwithstanding any other provision herein, the requirement of the approval of the holders of two-thirds of the Registrable Securities to amend this Agreement or waive rights hereunder shall not be amended or modified without the unanimous approval of the holders of the Series A Preferred Stock and Series B Preferred Stock, voting as a single class.

      14.2  Governing Law.  This Agreement shall be governed by and construed
            -------------
under the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for California and of any California state court sitting in Orange County, California (and of the appropriate appellate courts) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by applicable law, any objection to venue laid therein. Process in any such proceeding may be served on such party anywhere in the world, whether within or without the State of California. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any matter directly or indirectly arising out of or relating to this Agreement.

      14.3  Successors and Assigns.  Except as otherwise expressly provided
            ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      14.4  Entire Agreement.  This Agreement constitutes the full and entire
            ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

      14.5  Notices.  All notices and other communications required or permitted
            -------
hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy; or three (3) days following deposit with the United States Post Office, by certified mail, postage prepaid, addressed (i) if to a Holder, to such address as such Holder shall have furnished to the Company in writing, or (ii) if to the Company, to 18872 MacArthur Blvd., Irvine, California, to the attention of the General Counsel, or to such other address as the Company shall have furnished to the Holders in writing.

      14.6  Severability.  In case any provision of this Agreement shall be
            ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      14.7  Titles and Subtitles.  The titles of the sections and subsections of
            --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      14.8  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, but all of which together constitute one instrument.


                                   ARTICLE 15

                                  Aggregation
                                  -----------

     Shares of capital stock of the Company owned by partnerships and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors affiliated with one another may be aggregated for the purposes of calculating the aggregate percentage of capital stock of the Company owned by any Holder and any permitted transferee hereunder.

     The foregoing Agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    AUTO-BY-TEL CORPORATION


                                    By:
                                       -----------------------------
                                       Peter R. Ellis, President



                                    "HOLDER"


                                    By:
                                       -----------------------------

                                    Name:
                                         ---------------------------

                                    Title:
                                          --------------------------

     The foregoing Agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    AUTO-BY-TEL CORPORATION


                                    By:
                                       -----------------------------
                                       Peter R. Ellis, President



                                    "HOLDER"

                                    CONTITRADE SERVICES L.L.C.


                                    By:
                                       -----------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------

     The foregoing Agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    AUTO-BY-TEL CORPORATION


                                    By:
                                       ------------------------------
                                       Peter R. Ellis, President



                                    "HOLDER"

                                    NATIONAL UNION FIRE INSURANCE
                                    COMPANY OF PITTSBURGH, PA


                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------

     The foregoing Agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    AUTO-BY-TEL CORPORATION


                                    By:
                                       ------------------------------
                                       Peter R. Ellis, President



                                    "HOLDER"

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------

     The foregoing Agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    AUTO-BY-TEL CORPORATION


                                    By:
                                       ------------------------------
                                       Peter R. Ellis, President



                                    "HOLDER"

                                    MICHAEL FUCHS


                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------

                                   EXHIBIT A
                                   ---------

                     SCHEDULE OF INVESTORS' RIGHTS HOLDERS


                            Name
----------------------------------------------------------------

Series A Investors
------------------
  ContiTrade Services L.L.C.
  National Union Fire Insurance Company of Pittsburgh, PA
  General Electric Capital Corporation
  Michael Fuchs

Executive Stockholders
----------------------
  John Bedrosian
  Peter Ellis
  Robert Grimes

Series B Investors
------------------
  ContiTrade Services L.L.C.
  National Union Fire Insurance Company of Pittsburgh, PA
  General Electric Capital Corporation
  Michael Fuchs